AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of May 17, 2017, to the Fund Accounting Servicing Agreement, dated as of  June 30, 2016, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the series of the Company to add a new Fund; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend Exhibit D of the Agreement for the purposes of adding the Boston Partners Emerging Markets Fund to the Agreement:

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Printed Name: Salvatore Faia	Printed Name: Michael L. Ceccato
Title: President	Title: Senior Vice President

Amended Exhibit D to the Fund Accounting Servicing Agreement – The RBB Fund, Inc.

Fund Name

Funds with Fee Schedule Exhibit I - Fund Accounting and Fund Administration Fee Schedules as of June 30, 2016:

Boston Partners All-Cap Value Fund
Boston Partners Emerging Markets Long/Short fund
Boston Partners Global Equity Fund
Boston Partners Global Long/Short Fund
Boston Partners Long/short Equity Fund
Boston Partners Long/Short Research Fund
Boston Partners Small Cap Value II Fund
WPG Partners Small/Micro Cap Value Fund

Funds with Fee Schedule Exhibit I-1- Fund Accounting and Fund Administration Fee Schedules after June 30, 2016 (For new RBB Managers, Funds and Classes added to THE RBB Fund, Inc. after June 30, 2016):

Boston Partners Emerging Markets Fund